Exhibit 10.1

EMPLOYMENT TRANSITION AND CONSULTING AGREEMENT

This Employment Transition and Consulting Agreement (this “Agreement”), effective as of the Effective Date (as defined below), is entered into by and among BioMed Realty Trust, Inc., a Maryland corporation (the “REIT”), BioMed Realty, L.P., a Maryland limited partnership (the “Operating Partnership,” and together with the REIT, the “Company”), and Kent Griffin (“Executive”), and inures to the benefit of each of the Company’s current, former and future parents, subsidiaries, related entities, employee benefit plans and their fiduciaries, predecessors, successors, officers, directors, shareholders, agents, employees and assigns.

WHEREAS, Executive is currently employed by the Company as its President and Chief Operating Officer, and is a party to that certain Change in Control and Severance Agreement executed effective January 25, 2012, by and among the REIT, the Operating Partnership and Executive (the “Change in Control and Severance Agreement”);

WHEREAS, both Executive and the Company have determined that it is in their mutual best interests that Executive’s employment with the Company terminate, and that their employment relationship be dissolved in the manner set forth in this Agreement;

WHEREAS, both Executive and the Company have determined that it is in their mutual best interests that Executive continue to provide consulting services to the Company following his termination of employment; and

WHEREAS, Executive and the Company desire to set forth the terms and conditions of the foregoing arrangement.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

1. Effective Date; Termination of Employment.

(a) Effective Date. This Agreement shall become effective upon the occurrence of both of the following events: (i) execution of the Agreement by the parties hereto and the execution of the Release (as defined in Section 3(e) below) by Executive; and (ii) expiration of the revocation period applicable under the Release without Executive having given notice of revocation. The date of the last to occur of the foregoing events shall be referred to in this Agreement as the “Effective Date.” Until and unless both of the foregoing events occur, this Agreement shall be null and void.

(b) Termination of Employment Status. Executive’s employment by the Company shall terminate effective as of February 25, 2015 (the “Termination Date”). Executive hereby resigns from his position as President and Chief Operating Officer (and any other titles or officer positions he may hold) of the Company (and any of its Affiliates (as defined below)) effective as of the Termination Date. Executive shall execute any additional documentation necessary to effectuate such resignations.

2. Consulting Services.

(a) Consulting Period. Subject to earlier termination pursuant to Section 5 below, Executive will provide consulting services to the Company during the period (the “Consulting Period”) commencing on the Termination Date and ending on January 1, 2018. Upon termination of the Consulting Period, Executive shall use commercially reasonable efforts to minimize fees and expenses upon termination and ensure the smooth transfer of the work performed by Executive to the relevant Company representative.

(b) Scope of Services During Consulting Period. The scope of Executive’s consulting services (the “Services”) shall include, but is not necessarily limited to, consulting with the Company on strategic, investment and advisory activities including advisory services associated with BioMed Ventures.

(c) Standard for Performance. Executive shall use commercially reasonable efforts in performing the Services under this Agreement, which shall be conducted with due diligence, good faith and in full compliance with the highest professional standards of practice in the industry. Executive shall comply with all applicable laws and any Company requirements in the course of performing the Services. If Executive’s work requires a license, Executive has obtained that license and the license is in full force and effect.

(d) Availability. In connection with Executive’s Services to the Company, Executive agrees to: (i) be available for consultation by telephone, fax or e-mail on reasonable prior notice; and (ii) be available to attend meetings with the Chief Executive Officer or Chief Financial Officer of the Company (each, an “Authorized Officer”), or persons designated by any of the foregoing Authorized Officers, at the Company’s headquarters or other offices, on reasonable prior notice.

(e) Status as Consultant. Notwithstanding any provision of this Agreement to the contrary, during the Consulting Period, Executive acknowledges that he is and shall at all times be an independent contractor, he is not an agent or employee of the Company and he is not authorized to bind the Company or otherwise act on behalf of the Company. Nothing herein contained shall be deemed to create an agency, joint venture, partnership or franchise relationship between the parties hereto. After the Termination Date, Executive shall have no right under this Agreement, or as a result of his Services to the Company, to participate in any employee, retirement, insurance or other benefit program of the Company (except to the extent Executive elects to and is eligible to receive continued healthcare coverage pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for himself and any covered dependents), nor will the Company make any deductions from Executive’s compensation for taxes, the payment of which shall be solely Executive’s responsibility. Executive represents and warrants that neither this Agreement nor the performance thereof will conflict with or violate any obligation of Executive or right of any third party. This Agreement does not limit the authority of the Company to enter into other contracts with other independent contractors. Consistent with Executive’s status as an independent contractor during the Consulting Period, this Agreement does not preclude Executive from providing consulting or other services as an independent contractor or from commencing employment with any other entity, consistent with his obligations under this Agreement.

3. Compensation.

(a) Compensation through Termination Date. On the Termination Date, the Company shall issue Executive his final paycheck, reflecting: (i) his earned but unpaid base salary through the Termination Date; (ii) all accrued, unused PTO (vacation and sick leave) due Executive through the Termination Date; and (iii) all outstanding expense reimbursements submitted to the Company as of the Termination Date. Subject to Sections 3(b) and (c) below, Executive acknowledges and agrees that with his final check, the payment of any additional expense reimbursements submitted after the Termination Date relating to expenses incurred prior to the Termination Date, and the payment of any amounts payable under any of the employee benefit plans of the Company in accordance with the terms of such plans, Executive will have received all monies, bonuses, commissions, expense reimbursement, vacation pay, or other compensation he earned or was due during his employment by the Company.

(b) Severance. In consideration for the Release and his continued compliance with the terms of this Agreement, Executive shall be entitled to the following severance payments:

i. Cash severance payments in the aggregate amount of $5,128,711, of which $2,598,477 shall be paid within ten (10) days following the Effective Date and the remaining $2,530,234 shall be paid on March 1, 2016. Each severance payment shall be subject to all legally required withholdings.

ii. An aggregate of 126,202 shares of unvested restricted stock granted pursuant to those certain Restricted Stock Awards dated as of January 25, 2012, January 16, 2013, January 15, 2014 and January 28, 2015, by and between Executive and the REIT, shall vest on the Effective Date.

Executive acknowledges that the foregoing cash payments and restricted stock acceleration are in full satisfaction of the amounts payable to him under the Change in Control and Severance Agreement.

(c) Compensation during Consulting Period.

i. Retainer. During the Consulting Period, as compensation for the Services to be rendered pursuant to this Agreement, Executive shall be entitled to a cash retainer of $10,000 per month, payable in arrears within fifteen (15) days following the end of each calendar month during the Consulting Period.

ii. Reimbursement of Expenses. During the Consulting Period, the Company shall reimburse Executive for reasonable and pre-approved out-of-pocket business expenses incurred in connection with the performance of his Services hereunder, subject to (x) a maximum of $25,000 annually, (y) such expense reimbursement policies and procedures as the Company may from time to time establish and communicate to Executive, and (z) Executive furnishing the Company with evidence in the form of receipts satisfactory to the Company substantiating the claimed expenditures. The Company agrees to reimburse Executive for amounts payable to Executive under this Section 3(c)(ii) within thirty (30) days after receipt of satisfactory evidence from Executive.

iii. Performance Units. There shall be no break in service as a result of Executive’s conversion from an employee to an independent contractor and consultant for purposes of the vesting of Executive’s outstanding performance units (the “Performance Units”) granted to Executive pursuant to those certain Performance Unit Award Grant Notice and Performance Unit Award Agreements entered into between the Company and Executive (each, a “Performance Unit Agreement”) dated as of January 16, 2013, January 15, 2014 and January 28, 2015. During the Consulting Period, and subject to Section 5 below, the Performance Units previously issued to Executive shall continue to be eligible to vest in accordance with the terms of the applicable Performance Unit Agreement. Each of the Performance Unit Agreements is hereby amended to delete Section 2 of Exhibit B thereof. Notwithstanding the foregoing, the Performance Units shall be eligible to vest upon the occurrence of a Change in Control (as defined in the BioMed Realty Trust, Inc. and BioMed Realty, L.P. 2004 Incentive Award Plan, as amended from time to time, the “Plan”) during the Consulting Period in accordance with the terms of the Performance Unit Agreements. Following the Termination Date, Executive shall not be entitled to any additional grants of stock awards.

(d) Exclusive Remedy. Except as otherwise expressly required by law (e.g., COBRA) or as specifically provided herein, all of Executive’s rights to compensation, benefits, and other amounts hereunder (if any) accruing after the termination of Executive’s employment by or service to the Company shall cease upon such termination and the related payment of the Executive’s final paycheck as described in Section 3(a). In addition, Executive acknowledges and agrees that he is not entitled to any reimbursement by the Company for any taxes payable by Executive as a result of the payments and benefits received by Executive pursuant to this Section 3, including, without limitation, any excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”).

(e) Release. Executive’s right to receive any of the payments or other compensation to be made to Executive pursuant to Sections 3(b) and 3(c) shall be contingent on Executive providing to the Company (and failing to revoke) a full and complete general release in the form attached hereto as Exhibit A (the “Release”). In the event Executive has not signed the Release on or prior to the date that is twenty-one (21) days following the Termination Date, or Executive revokes the Release within the time period specified therein, this Agreement shall not become effective and the Company shall not be obligated to pay any amounts pursuant to Sections 3(b) and 3(c) to Executive under this Agreement.

4. Confidential Information and Non-Solicitation.

(a) Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the REIT, the Operating Partnership and their respective Affiliates (collectively, the “REIT Group”), and each of their respective businesses, which shall have been obtained by Executive during Executive’s employment by the Company or during Executive’s Services pursuant to this Agreement and which shall not be or become public knowledge as the result of any acts by Executive or representatives of Executive in violation of this Agreement. After termination of Executive’s employment and the Consulting Period, Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it; provided, that if Executive receives actual notice that Executive is or may be required by law or legal process to communicate or divulge any such information, knowledge or data, Executive shall promptly so notify the Company.

(b) During the Consulting Period, Executive shall not directly or indirectly solicit, induce, or encourage any employee, consultant, agent, customer, vendor, or other parties doing business with any member of the REIT Group to terminate their employment, agency, or other relationship with the REIT Group or such member or to render services for or transfer their business from the REIT Group or such member and Executive shall not initiate discussion with any such person for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity.

(c) In recognition of the facts that irreparable injury will result to the Company in the event of a breach by Executive of his obligations under Sections 4(a) and (b) of this Agreement, that monetary damages for such breach would not be readily calculable, and that the Company would not have an adequate remedy at law therefor, Executive acknowledges, consents and agrees that in the event of such breach, or the threat thereof, the Company shall be entitled, in addition to any other legal remedies and damages available, to specific performance thereof and to temporary and permanent injunctive relief (without the necessity of posting a bond) to restrain the violation or threatened violation of such obligations by Executive.

(d) This Section 4 shall survive for a period of three (3) years following the termination of Executive’s Services or any expiration or termination of this Agreement, with the exception of Section 4(b) which, pursuant to its terms, expires at the end of the Consulting Period.

5. Termination.

(a) Other Than For Significant Cause Event. The Company and Executive shall be entitled to terminate this Agreement and the Consulting Period, for any or no reason, by providing thirty (30) days’ prior written notice to the other party. Upon termination of this Agreement and the Consulting Period by the Company or Executive, other than in connection with a Significant Cause Event (as defined below), (x) the Company shall remain obligated to make all payments to Executive under Section 3(b); (y) the Company shall cease all payments to Executive under Section 3(c)(i) with the exception of any retainer for services performed in previous months and any unreimbursed expenses submitted in accordance with Section 3(c)(ii); and (z) the Performance Units shall continue to be eligible to vest on the applicable Determination Date (as defined in the applicable Performance Unit Agreement), with the exception that the number of Performance Units that shall vest, if any, shall be further multiplied by a fraction (not to exceed one), (i) the numerator of which shall be equal to the number of whole months (counting each month as ending on the first day of a calendar month) elapsed from the date of commencement of the applicable Performance Period (as defined in the applicable Performance Unit Agreement) until the date of the termination of Executive’s Services hereunder, and (ii) the denominator of which shall be thirty-six (36).

(b) Significant Cause Event. The Company may terminate this Agreement and the Consulting Period effective immediately upon the occurrence of a Significant Cause Event. Upon termination of this Agreement and the Consulting Period by the Company due to a Significant Cause Event, or by the Company or Executive which is caused by, occurs in connection with, or is triggered by Executive in advance of or otherwise in order to avoid a determination that there has occurred, or will occur, an event constituting a Significant Cause Event, (x) the Company shall remain obligated to make all payments to Executive under Section 3(b); (y) the Company shall cease all payments to Executive under Section 3(c)(i) with the exception of any retainer for services performed in previous months and any unreimbursed expenses submitted in accordance with Section 3(c)(ii); and (z) the Performance Units shall continue to be eligible to vest on the applicable Determination Date (as defined in the applicable Performance Unit Agreement), with the exception that the number of Performance Units that shall vest, if any, shall be further multiplied by a fraction (not to exceed one), (i) the numerator of which shall be equal to the number of whole months (counting each month as ending on the first day of a calendar month) elapsed from the date of commencement of the applicable Performance Period (as defined in the applicable Performance Unit Agreement) until the Termination Date, and (ii) the denominator of which shall be thirty-six (36). “Significant Cause Event” means any of the following, as determined by the Company in its reasonable discretion: (i) Executive’s commission of an act of fraud or material dishonesty or willful misconduct in the performance of his duties; (ii) Executive’s conviction of, or entry by Executive of a guilty or no contest plea to, the commission of a felony or a crime involving moral turpitude; (iii) Executive’s negligent or willful violation of applicable law in the performance of the Services; (iv) Executive’s material breach of this Agreement; or (v) Executive, directly or indirectly, consults for, becomes employed by or Affiliated with or otherwise conducts business with any of the Persons listed on Schedule I hereto or their respective Affiliates (together, the “Defined Competitors”). “Affiliate” means with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. The term “control” and with correlative meanings, the terms “controlled by” and “under common control with,” means (x) the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities or other ownership interests, as an executive officer or director, or by contract or otherwise, or (y) the ownership, directly or indirectly, of at least fifty percent (50%) of the voting securities or other ownership interests of a Person. “Person” means an individual, partnership, joint venture, association, corporation, limited liability company and any other form of business organization.

6. Nondisparagement. Executive agrees that neither he nor anyone acting by, through, under or in concert with him shall disparage or otherwise communicate negative statements or opinions about the Company, its directors, officers, partners, employees, agents or business. The Company agrees that neither its Board members nor officers shall disparage or otherwise communicate negative statements or opinions about Executive.

7. Arbitration. Except as set forth in Section 4, any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the interpretation of this Agreement or any arrangements relating to this Agreement or contemplated in this Agreement or the breach, termination or invalidity thereof shall be settled by final and binding arbitration administered by JAMS in San Diego County, California in accordance with the then existing

JAMS Arbitration Rules and Procedures for Employment Disputes (the “Rules”). The Rules can be found online at www.jamsadr.org. In the event of such an arbitration proceeding, Executive and the Company shall use one arbitrator only and will choose the arbitrator from the panel provided by JAMS by either (1) agreement between Executive and the Company or (2) Executive and the Company each striking arbitrators from the panel provided until JAMS chooses an arbitrator from the remaining names on the list or any secondary list provided to Executive and the Company. Neither Executive nor the Company nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. Except as provided herein, the Federal Arbitration Act shall govern the interpretation, enforcement and all proceedings. The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the State of California, or federal law, or both, as applicable, and the arbitrator is without jurisdiction to apply any different substantive law. The arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. Executive and the Company will be entitled to engage in reasonable discovery in the form of requests for production of documents, interrogatories, requests for admission, physical and/or mental examinations and depositions under the standards provided by the Federal Rules of Civil Procedure and Federal Rules of Evidence. Any disputes concerning discovery shall be resolved by the arbitrator. In these disputes, the arbitrator shall order the additional discovery (if any) which he/she considers necessary to a full and fair exploration of the issues in dispute, consistent with the expedited nature of arbitration. The arbitrator shall render an award and a written, reasoned opinion in support thereof. Judgment upon the award may be entered in any court having jurisdiction thereof. The Company will pay the direct costs and expenses of the arbitration, including the cost of any record or transcripts of the arbitration, the JAMS administrative fees, and the fee of the arbitrator. Executive and the Company shall be responsible for their respective attorneys’ fees incurred in connection with enforcing this Agreement; provided, however, Executive and the Company agree that, except as may be prohibited by law, the arbitrator may, in his or her discretion, award reasonable attorneys’ fees to the prevailing party; provided, further, that the prevailing party shall be reimbursed for such fees, costs and expenses within sixty (60) days following any such award. This Section 7 is intended to be the exclusive method for resolving any and all claims by the parties against each other related to any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the interpretation of this Agreement or any arrangements relating to this Agreement or contemplated in this Agreement or the breach, termination or invalidity thereof; provided, however, that Executive shall retain the right to file administrative charges with or seek relief through any government agency of competent jurisdiction, and to participate in any government investigation, including but not limited to (i) claims for workers’ compensation, state disability insurance or unemployment insurance; (ii) claims for unpaid wages or waiting time penalties brought before the California Division of Labor Standards Enforcement; provided, however, that any appeal from an award or from denial of an award of wages and/or waiting time penalties shall be arbitrated pursuant to the terms of this paragraph; and (iii) claims for administrative relief from the United States Equal Employment Opportunity Commission and/or the California Department of Fair Employment and Housing (or any similar agency in any applicable jurisdiction other than California); provided, further, that Executive shall not be entitled to obtain any monetary relief through such agencies other than workers’ compensation benefits or unemployment insurance benefits. Notwithstanding the foregoing, this Section 7 shall not limit any party’s right to obtain any provisional remedy, including, without limitation, injunctive or similar relief, from any court of competent jurisdiction as may be necessary to protect their rights and interests pending the outcome of arbitration, including without limitation injunctive relief, in any court of competent jurisdiction pursuant to California Code of Civil Procedure § 1281.8 or any similar statute of an applicable jurisdiction, including, without limitation, the Company’s right to enforce Executive’s obligations under Section 4 to the extent the Company is entitled to seek specific performance thereunder. Seeking any such relief shall not be deemed to be a waiver of such party’s right to compel arbitration. Each of Executive and the Company hereby expressly waive their right to a jury trial.

8. Litigation Cooperation. Executive agrees to give reasonable cooperation, at the Company’s request, in any pending or future litigation or arbitration brought against the Company and in any investigation the Company may conduct, including taking such requested actions as are reasonably necessary to preserve the Company’s attorney-client privilege. The Company agrees to reimburse Executive for his reasonable and pre-approved out-of-pocket expenses incurred in connection with such cooperation within thirty (30) days after receipt of satisfactory evidence from Executive setting forth in reasonable detail such expenses, as well as for Executive’s time spent assisting the Company after the conclusion of the Consulting Period, including any related travel time; Executive shall be reimbursed at a rate of $300 an hour. Notwithstanding the foregoing, the Company shall have no obligation by virtue of this Section 8 to pay Executive for time spent by Executive in any pending or future litigation or arbitration where Executive is a co-defendant or party to the arbitration or litigation.

9. Miscellaneous.

(a) Entire Agreement. This Agreement and the agreements and schedules referenced herein set forth the entire agreement of the parties hereto in respect of the subject matter contained herein and therein and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto, and any prior agreement of the parties hereto in respect of the subject matter contained herein, including without limitation, any contrary or limiting provisions in any Company equity compensation plan and the Change in Control and Severance Agreement. In addition, this Agreement shall not limit in any way any obligation Executive may have under any other agreement with or promise to the Company relating to confidentiality, proprietary rights in technology or the assignment of interests in any intellectual property.

(b) Assignment; Assumption by Successor. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either party without the prior written consent of the other party. Notwithstanding the foregoing, the rights of the Company under this Agreement may, without the consent of Executive, be assigned by the Company, in its sole and unfettered discretion, to any Person which at any time, whether by purchase, merger or otherwise, directly or indirectly, acquires all or substantially all of the assets or business of the Company. Unless expressly provided otherwise, “Company” as used herein shall mean the Company as defined in this Agreement and any successor to its business and/or assets as aforesaid.

(c) Survival. The covenants, agreements, representations and warranties contained in or made in Sections 3, 4, 5, 6, 7, 8 and 9 of this Agreement shall survive any termination of Executive’s services or any termination of this Agreement.

(d) Third-Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any Person not a party to this Agreement.

(e) Waiver. The failure of either party hereto at any time to enforce performance by the other party of any provision of this Agreement shall in no way affect such party’s rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be deemed to be a waiver by such party of any other breach of the same or any other provision hereof.

(f) Section Headings. The headings of the several sections in this Agreement are inserted solely for the convenience of the parties and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

(g) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Executive: at Executive’s most recent address on the records of the Company.

If to the REIT or the Operating Partnership:

BioMed Realty Trust, Inc.

BioMed Realty, L.P.

17190 Bernardo Center Drive

San Diego, California 92128

Attention: Chief Executive Officer

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

(h) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

(i) Governing Law and Venue. This Agreement is to be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Except as provided in Sections 4 and Section 7 herein, any suit brought hereon shall be brought in the state or federal courts sitting in San Diego, California, the parties hereto hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by California law.

(j) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(k) Construction. The language in all parts of this Agreement shall in all cases be construed simply, according to its fair meaning, and not strictly for or against any of the parties hereto. Without limitation, there shall be no presumption against any party on the ground that such party was responsible for drafting this Agreement or any part thereof.

(l) Code Section 409A. Notwithstanding anything contained in this Agreement to the contrary, to the maximum extent permitted by applicable law, amounts payable to Executive pursuant to this Agreement shall be made in reliance upon Treas. Reg. Section 1.409A-1(b)(9) (Separation Pay Plans) or Treas. Reg. Section 1.409A-1(b)(4) (Short-Term Deferrals). This Agreement is intended to be written, administered, interpreted and construed in a manner such that no payment or benefits provided under the Agreement become subject to (a) the gross income inclusion set forth within Code Section 409A(a)(1)(A) or (b) the interest and additional tax set forth within Code Section 409A(a)(1)(B) (together, referred to herein as the “Section 409A Penalties”), including, where appropriate, the construction of defined terms to have meanings that would not cause the imposition of Section 409A Penalties. In no event shall the Company be required to provide a tax gross-up payment to Executive or otherwise reimburse Executive with respect to Section 409A Penalties. For purposes of Section 409A of the Code (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), each payment that Executive may be eligible to receive under this Agreement shall be treated as a separate and distinct payment. Notwithstanding anything to the contrary in this Agreement, in-kind benefits and reimbursements provided under this Agreement during any tax year of Executive shall not affect in-kind benefits or reimbursements to be provided in any other tax year of Executive and are not subject to liquidation or exchange for another benefit. Notwithstanding anything to the contrary in this Agreement, reimbursement requests must be timely submitted by Executive and, if timely submitted, reimbursement payments shall be made to Executive as soon as administratively practicable following such submission, but in no event later than the last day of Executive’s taxable year following the taxable year in which the expense was incurred. In no event shall Executive be entitled to any reimbursement payments after the last day of Executive’s taxable year following the taxable year in which the expense was incurred. This section shall only apply to in-kind benefits and reimbursements that would result in taxable compensation income to Executive.

(m) Amendment. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and the Chief Executive Officer of the Company.

(n) Taxes. All compensation payable to Executive under this Agreement shall be subject to such deductions as the Company is from time to time required to make pursuant to law, governmental regulation or order. During the Consulting Period, Executive shall be solely responsible for taxes required to be paid with respect to his performance of Services and the receipt of consideration under this Agreement, including, without limitation, United States federal, state and local income taxes, payroll taxes, social security, unemployment or disability insurance, or similar items, and Executive will indemnify the Company and hold it harmless from and against all claims, damages, losses and expenses, including reasonable fees and expenses of attorneys, relating to any obligation imposed by law on the Company to pay any withholding taxes, payroll taxes, social security, unemployment or disability insurance, or similar items in connection with consideration received by Executive for consulting services pursuant to this Agreement, whether such obligations are imposed by the Internal Revenue Service or any other federal, state or local governmental authority.

(o) RIGHT TO ADVICE OF COUNSEL. EXECUTIVE ACKNOWLEDGES THAT HE HAS THE RIGHT, AND IS ENCOURAGED, TO CONSULT WITH HIS LAWYER AND PERSONAL TAX ADVISORS; BY HIS SIGNATURE BELOW, EXECUTIVE ACKNOWLEDGES THAT HE HAS CONSULTED, OR HAS ELECTED NOT TO CONSULT, WITH HIS LAWYER AND PERSONAL TAX ADVISORS CONCERNING THIS AGREEMENT AND THAT NEITHER THE COMPANY NOR ITS REPRESENTATIVES OR AGENTS HAS GIVEN HIM LEGAL OR TAX ADVICE CONCERNING THIS AGREEMENT.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

/s/ Kent Griffin
Kent Griffin

BIOMED REALTY TRUST, INC.

By:	/s/ Alan D. Gold
Name: Alan D. Gold
Title: Chief Executive Officer

BIOMED REALTY, L.P.

By:	BioMed Realty Trust, Inc., its general partner

	By:	/s/ Alan D. Gold
Name: Alan D. Gold
Title: Chief Executive Officer

EXHIBIT A

RELEASE OF CLAIMS

For and in consideration of the payments and benefits (the “Separation Benefits”) to be provided to the undersigned pursuant to Sections 2 and 3(b) and (c) of that certain Employment Transition and Consulting Agreement (the “Transition Agreement”) dated as of February 25, 2015, among the undersigned, BioMed Realty Trust, Inc. (the “REIT”), and BioMed Realty, L.P. (the “Operating Partnership” and together with the REIT, the “Company”), the receipt and adequacy of which are hereby acknowledged, the undersigned for himself, his heirs, executors, administrators, assigns and successors, fully and forever releases and discharges the REIT, the Operating Partnership and each of their current, former and future parents, subsidiaries, related entities, employee benefit plans and their fiduciaries, predecessors, successors, officers, directors, shareholders, agents, employees and assigns (collectively, “Releasees”), with respect to any and all claims, liabilities and causes of action, of every nature, kind and description, in law, equity or otherwise, which have arisen, occurred or existed at any time prior to the signing of this Release of Claims (this “Release”), including, without limitation, any and all claims, liabilities and causes of action arising out of or relating to the undersigned’s employment with the Company or the cessation of that employment.

The undersigned understands and agrees that, with the exception of potential employment-related claims identified below, he is waiving any and all rights he may have had, now has, or in the future may have, to pursue and/or recover against any of the Releasees any and all remedies available to him under any employment-related causes of action which have arisen, occurred or existed at any time prior to the signing of this Release, including without limitation, claims of wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, discrimination, personal injury, physical injury, emotional distress, claims under the United States Constitution, the South Carolina State Constitution, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Federal Rehabilitation Act, the Family and Medical Leave Act, the Equal Pay Act of 1963,and any other federal, state or local laws and regulations relating to employment, conditions of employment (including wage and hour laws), perquisites of employment (including but not limited to claims relating to stock and/or stock options) and/or employment discrimination, whether such claim be based upon an action filed by the undersigned or by a governmental agency.

Except as described below, the undersigned agrees and covenants not to file any suit or complaint against the Company in any court with regard to any claim, demand, liability or obligation arising out of his employment with the Company or separation therefrom. The undersigned further represents that no claims, complaints, charges, or other proceedings are pending in any court, administrative agency, commission or other forum relating directly or indirectly to his employment with the Company.

This Release does not apply to: (i) any claims or rights that may arise after the date the undersigned signs this Release, (ii) any claims or rights based on the Company’s executory obligations under the Agreement, (iii) any claims or rights the undersigned may have under the Company’s expense reimbursement policies, (iv) the undersigned’s vested rights under the Company’s ERISA-covered employee benefit plans as applicable on the date the undersigned signs this Release, (iv) claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law, (v) claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company, and (vi) any claims that the controlling law clearly states may not be released by private agreement. Moreover, nothing in this Release, including but not limited to the release of claims, the promise not to sue, the confidentiality obligations, and the restriction on use of confidential information, generally prevents the undersigned from filing a charge or complaint with or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission, the National Labor Relations Board, the California Department of Fair Employment and Housing or any other federal, state or local agency charged with the enforcement of any laws, or from exercising rights under Section 7 of the National Labor Relations Act to engage in joint activity with other employees, although by signing this Release the undersigned is waiving any right to individual relief based on claims asserted in such a charge or complaint except where such a waiver is prohibited. The undersigned further waives any right to seek reinstatement to his former position with the Company.

The undersigned acknowledges that he has been advised of and is familiar with the provisions and protections of Section 1542 of the California Civil Code, which reads:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Being aware of said provision, the undersigned hereby expressly waives any rights he may have thereunder, as well as under any other statutes or common law principles of similar effect.

The undersigned acknowledges that he is knowingly and voluntarily waiving and releasing any rights he may have under the federal Age Discrimination in Employment Act of 1967, as amended (“ADEA”). He also acknowledges that the consideration given for this waiver and release is in addition to anything of value to which he already was entitled. The undersigned further acknowledges that he has been advised by this writing, as required by law, that: (a) his waiver and release specified in this paragraph do not apply to any rights or claims that may arise after the date he signs this Release; (b) he has been advised hereby that he has the right to consult with an attorney of his choosing prior to executing this Release; (c) he has twenty-one (21) days to consider this Release (although he may choose to voluntarily execute this Release earlier; and, the undersigned represents that if he executes this Release before twenty-one (21) days have elapsed, he does so voluntarily, upon the advice and with the approval of his legal counsel, and that he voluntarily waives any remaining consideration period); (d) he has seven (7) days following his execution of this Release to revoke the Release (in writing, as provided below); and (e) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth (8th) day after this Release is executed by the undersigned, provided that he has not revoked this Release as provided below, and further provided that the Company has also executed this Release and the Employment Transition and Consulting

Agreement by that date. Any revocation of this Release must be made in writing and received by the Company at 17190 Bernardo Center Drive, San Diego, CA 92128; Attn: General Counsel, no later than noon on the eighth (8th) calendar day following his execution of this Release.

The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any claim which he may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

The undersigned agrees that if any provision of the release given by him under this Release is found to be unenforceable, it will not affect the enforceability of the remaining provisions and the courts may enforce all remaining provisions to the extent permitted by law.

The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

This Release is to be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. This Release shall be subject to the arbitration provision set forth in Section 7 of the Transition Agreement.

PLEASE READ CAREFULLY. THIS RELEASE CONTAINS A GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

THE UNDERSIGNED ACKNOWLEDGES AND AGREES THAT HE HAS BEEN ADVISED THAT THIS RELEASE IS A BINDING AND LEGAL DOCUMENT. THE UNDERSIGNED FURTHER AGREES THAT HE HAS HAD AT LEAST TWENTY-ONE (21) DAYS TO REVIEW THE PROVISIONS OF THIS RELEASE AND HAS BEEN ADVISED TO SEEK LEGAL ADVICE REGARDING ALL ITS ASPECTS, AND THAT IN EXECUTING THIS RELEASE THE UNDERSIGNED HAS ACTED VOLUNTARILY AND HAS NOT RELIED UPON ANY REPRESENTATION MADE BY THE COMPANY OR ANY OF ITS EMPLOYEES OR REPRESENTATIVES REGARDING THIS RELEASE’S SUBJECT MATTER AND/OR EFFECT. THE UNDERSIGNED HAS READ AND FULLY UNDERSTANDS THIS RELEASE AND VOLUNTARILY AGREES TO ITS TERMS. IN THE EVENT THE UNDERSIGNED HAS NOT SIGNED THIS RELEASE ON OR PRIOR TO THE DATE THAT IS TWENTY-ONE (21) DAYS FOLLOWING THE TERMINATION DATE (AS DEFINED IN THE TRANSITION AGREEMENT), OR THE UNDERSIGNED THEREAFTER REVOKES THIS RELEASE, THE COMPANY SHALL NOT BE OBLIGATED TO PAY TO THE UNDERSIGNED THE SEPARATION BENEFITS SET FORTH IN SECTIONS 3(B) AND 3(C) OF THE TRANSITION AGREEMENT.

IN WITNESS WHEREOF, the undersigned has executed this Release this          day of             , 2015.

Kent Griffin